Exhibit 3.1

BC No. 2053442

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GDEV Inc.

Incorporated the 27th day of January 2021

Amended and Restated on 21st day of May 2021

Amended and Restated on 19th day of August 2021

Amended and Restated on 28th day of August 2026

JTC Special Situations (BVI) Limited

2nd Floor Water’s Edge Building | Wickham’s Cay II | Road Town

Tortola VG1110 | British Virgin Islands

www.jtcgroup.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

GDEV INC.

A COMPANY LIMITED BY SHARES

1	NAME

The name of the Company is GDEV Inc.

2	STATUS

The Company shall be a company limited by shares.

3	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first registered office of the Company is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, the office of the first registered agent.

3.2	The first registered agent of the Company is Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

3.3	The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4	CAPACITY AND POWER

4.1	The Company has, subject to the Act and any other British Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.2	There are, subject to Clause 4.1, no limitations on the business that the Company may carry on.

1

5	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue an unlimited number of ordinary shares of no par value (Ordinary Shares).

5.2	The Company may at the discretion of the Board of Directors, but shall not otherwise be obliged to, issue fractional Shares or round up or down fractional holdings of Shares to its nearest whole number and a fractional Share (if authorised by the Board of Directors) may have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

6	DESIGNATIONS POWERS AND PREFERENCES OF SHARES

6.1	Each Ordinary Share in the Company confers upon the Member (unless waived by such Member):

(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share with each other Ordinary Share in any dividend paid by the Company; and

(c)	the right to an equal share with each other Ordinary Share in the distribution of the surplus assets of the Company on its liquidation.

6.2	The Company may, at the discretion of the directors acting by Supermajority Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 6 of the Articles.

6.3	The Directors have the authority and the power by Supermajority Resolution of Directors:

(a)	to authorise and create additional classes of shares, subject to the rules of the Designated Stock Exchange; and

(b)	to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all classes of shares that may be authorised to be issued under this Memorandum.

7	VARIATION OF RIGHTS

Subject always to the limitations set out in Clause 11 in respect of amendments to the Memorandum and Articles, the rights attached to the Ordinary Shares as specified in Clause 6.1 may only, whether or not the Company is being wound up, be varied by a resolution passed at a meeting by the holders of more than fifty percent (50%) of the Ordinary Shares present at a duly convened and constituted meeting of the Members of the Company holding Ordinary Shares which were present at the meeting and voted unless otherwise provided by the terms of issue of such class.

2

8	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	REGISTERED SHARES

9.1	The Company shall issue registered shares only.

9.2	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

10	TRANSFER OF SHARES

A Share may be transferred in accordance with Regulation 4 of the Articles.

11	AMENDMENT OF MEMORANDUM AND ARTICLES

11.1	The Company may amend its Memorandum or Articles by a Supermajority Resolution of Directors or, with the prior approval of the Directors contained in a Supermajority Resolution of Directors, by a Resolution of Members, save that no amendment may be made by a Supermajority Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members; or

(d)	to change Clauses 7 or 8, or this Clause 11.

11.2	Notwithstanding any other provision of the Memorandum or Articles, the Directors may, by unanimous resolution of all Directors, amend the Memorandum and Articles for the purposes of:

(a)	deleting, disapplying or otherwise amending all or any part of the provisions set out in Regulation 9.2 (Appointment Rights) of the Articles; and/or

(b)	deleting, disapplying or otherwise amending all or any part of the provisions set out in Regulation 10.7(b) (Supermajority Resolution) of the Articles.

3

11.3	Any amendment made pursuant to Clause 11.2 above shall have the effect that, to the extent of such amendment, any matter previously requiring approval by a Supermajority Resolution shall thereafter be approved by a Resolution of Directors.

11.4	For the avoidance of doubt, Clause 11.2 shall apply notwithstanding any restriction or requirement elsewhere in the Memorandum or Articles relating to amendments of the provisions referred to in Regulations 9.2 and 10.7(b) of the Articles.

12	DEFINITIONS AND INTERPRETATION

12.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

(a)	Act means the BVI Business Companies Act, 2004 (as amended) and includes the regulations made under the Act;

(b)	AF means Mr Andrey Fadeev;

(c)	Affiliate means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person; provided that no Member shall be deemed an Affiliate of any other Member solely by reason of their investment in the Company; provided further that any person that, directly or indirectly through one or more intermediaries is Controlled by any or both of Dmitrii Bukhman and Igor Bukhman (including due to their joint Control of equity in such person) shall be regarded as being an Affiliate of each of Dmitrii Bukhman and Igor Bukhman and of Everix or its successor in interest;

(d)	AGM means an annual general meeting of the Members;

(e)	Articles means the attached Articles of Association of the Company;

(f)	Board of Directors means the board of directors of the Company;

(g)	Business Days means a day other than a Saturday or Sunday or any other day on which commercial banks in New York are required or are authorised to be closed for business;

(h)	Business Plan means the business plan of the Group as adopted by the Directors by Supermajority Resolution of Directors;

(i)	Chairman means a person who is appointed as chairman to preside at a meeting of the Company and Chairman of the Board means a person who is appointed as chairman to preside at a meeting of the Board of Directors of the Company, in each case, in accordance with the Articles;

4

(j)	Control or Controlled means, as for any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person by another person or group of persons, whether through the ownership of voting securities, by contract or otherwise;

(k)	Designated Stock Exchange means the Over-the-Counter Bulletin Board, the Global Select Market, Global Market or the Capital Market of the NASDAQ Stock Market LLC, the NYSE American or the New York Stock Exchange, as applicable; provided, however, that until the Shares are listed on any such Designated Stock Exchange, the rules of such Designated Stock Exchange shall be inapplicable to the Company and this Memorandum or the Articles;

(l)	Director means any director of the Company, from time to time;

(m)	Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

(n)	Eligible Person means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

(o)	Enterprise means the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which any Group Company is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which an Indemnitee is or was serving at the request of the Company as a Director, Officer, trustee, general partner, managing member, fiduciary, employee or agent;

(p)	Everix means Everix Investments Limited;

(q)	Group means the Company and its consolidated subsidiaries, from time to time, taken as a whole, and "Group Companies" shall be construed accordingly;

(r)	Indemnitee means any person detailed in sub regulations (a) and (b) of Regulation 15;

(s)	Independent Director means a Director considered as an “independent director” within the meaning of the rules of the Designated Stock Exchange on which the Ordinary Shares are listed;

(t)	Initial Holding means, with respect to Everix and AF separately, the number of Shares held by that party as at 29 June 2026, as adjusted for any subsequent share splits;

(u)	Member means an Eligible Person whose name is entered in the share register of the Company as the holder of one or more Shares or fractional Shares;

5

(v)	Memorandum means this Memorandum of Association of the Company;

(w)	Officer means any officer of the Company, from time to time;

(x)	Ordinary Shares has the meaning ascribed to it in Clause 5.1;

(y)	relevant system means a relevant system for the holding and transfer of shares in uncertificated form;

(z)	Resolution of Directors means either:

(i)	Subject to sub-paragraph (ii) below, a resolution approved at a duly convened and constituted meeting of Directors of the Company or of a committee of Directors of the Company by the affirmative vote of a majority of the Directors present at the meeting who voted except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(ii)	a resolution consented to in writing by a majority of the Directors or by a majority of the members of a committee of Directors of the Company, as the case may be, except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority;

(aa)	Resolution of Members means a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted;

(bb)	Revenue means most recent IFRS-reported annual revenue of the Group;

(cc)	Seal means any seal which has been duly adopted as the common seal of the Company;

(dd)	SEC means the United States Securities and Exchange Commission;

(ee)	Securities means Shares, other securities and debt obligations of every kind of the Company, and including without limitation options, warrants, rights to receive Shares or other securities or debt obligations;

(ff)	Share means a share issued or to be issued by the Company and Shares shall be construed accordingly;

(gg)	Strategy means the strategy of the Group as adopted by the Directors by Supermajority Resolution of Directors;

6

(hh)	Supermajority Resolution of Directors means either:

(i)	Subject to sub-paragraph (ii) below, a resolution approved at a duly convened and constituted meeting of Directors of the Company by the affirmative vote of the entire Board of Directors or the entire Board of Directors minus one Director; or

(ii)	a resolution consented to in writing by the entire Board of Directors or the entire Board of Directors minus one Director,

provided that where pursuant to Regulation 9.14 or Regulation 14.3 the Board of Directors determines that a Director has an interest in a transaction, such Director shall be excluded from the concept of the “entire Board of Directors” for purposes of interpreting the foregoing sub-paragraphs (i) and (ii);

(ii)	Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

(jj)	written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and "in writing" shall be construed accordingly.

12.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of the Memorandum;

(c)	voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

12.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

12.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

7

We, Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, for the purpose of incorporating a BVI business company under the laws of the British Virgin Islands hereby sign this Memorandum of Association.

Dated the 27th day of January 2021

Incorporator

Signed for and on behalf of Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands

/s/ Toshra Glasgow
Signature of authorised signatory

Toshra Glasgow
Print name

8

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

ARTICLES OF ASSOCIATION

OF

gDev INC.

A COMPANY LIMITED BY SHARES

1	REGISTERED SHARES

1.1	Every Member is entitled to a certificate signed by a Director of the Company or under the Seal specifying the number of Shares held by him and the signature of the Director and the Seal may be facsimiles.

1.2	Any Member receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

1.4	Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of the Designated Stock Exchange permit otherwise.

1.5	Subject to the Act and the rules of the Designated Stock Exchange, the Board of Directors without further consultation with the holders of any Shares or Securities may resolve that any class or series of Shares or other Securities in issue or to be issued from time to time may be issued, registered or converted to uncertificated form and the practices instituted by the operator of the relevant system. No provision of these Articles will apply to any uncertificated shares or Securities to the extent that they are inconsistent with the holding of such shares or securities in uncertificated form or the transfer of title to any such shares or securities by means of a relevant system.

1.6	Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the Board of Directors, in its absolute discretion, may think fit (subject always to the requirements of the relevant system concerned). The Company or any duly authorised transfer agent shall enter on the register of members how many Shares are held by each member in uncertificated form and certificated form and shall maintain the register of members in each case as is required by the relevant system concerned. Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class or series comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles which applies only in respect of certificated shares or uncertificated shares.

9

1.7	Nothing contained in Regulation 1.5 and 1.6 is meant to prohibit the Shares from being able to trade electronically.

2	SHARES

2.1	Subject to the provisions of these Articles and, where applicable, the rules of the Designated Stock Exchange, the unissued Shares of the Company shall be at the disposal of the Directors and Shares and other Securities may be issued and option to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine.

2.2	Notwithstanding the provisions of Regulation 2.1, where the Directors propose to issue Shares with an aggregate value greater than 5% of the Revenue (whether to a single investor or to multiple investors, and whether in a single transaction or a series of related transactions), a Supermajority Resolution of Directors shall be required to approve such issuance, save where such issuance has been previously approved in the Strategy or the Business Plan.

2.3	Section 46 of the Act does not apply to the Company.

2.4	A Share may be issued for consideration in any form, including but not limited to money, a promissory note, real property, personal property (including goodwill and know-how), or a contract for future services.

2.5	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.6	The Company shall keep a register (the share register) containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Member;

(c)	the date on which the name of each Member was entered in the share register; and

(d)	the date on which any Eligible Person ceased to be a Member.

2.7	The share register may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original share register.

10

2.8	A Share is deemed to be issued when the name of the Member is entered in the share register.

2.9	Subject to the provisions of the Act, Shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the Directors before or at the time of the issue of such Shares may determine. The Directors may issue options, warrants, rights or convertible securities or securities or a similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or Securities on such terms as the Directors may from time to time determine.

3	FORFEITURE

3.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

3.2	A written notice of call specifying the date for payment to be made shall be served on the Member who defaults in making payment in respect of the Shares.

3.3	The written notice of call referred to in Regulation 3.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.4	Where a written notice of call has been issued pursuant to Regulation 3.2 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

3.5	The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Regulation 3.4 and that Member shall be discharged from any further obligation to the Company.

4	TRANSFER OF SHARES

4.1	Subject to the Memorandum, certificated shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration. A member shall be entitled to transfer uncertificated shares by means of a relevant system and the operator of the relevant system shall act as agent of the Members for the purposes of the transfer of such uncertificated shares.

4.2	The transfer of a Share is effective when the name of the transferee is entered on the share register.

11

4.3	If the Directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee's name should be entered in the share register notwithstanding the absence of the instrument of transfer.

4.4	Subject to the Memorandum, the personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer.

5	DISTRIBUTIONS

5.1	The Directors of the Company may, by Supermajority Resolution of Directors, adopt or amend a dividend policy for the Company.

5.2	The Directors of the Company may, by Supermajority Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due.

5.3	Dividends may be paid in money, shares, or other property as the Supermajority Resolution of Directors may state.

5.4	The Company may, by Supermajority Resolution of Directors, from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company, provided always that they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due.

5.5	Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Regulation 21 and all dividends unclaimed for three years after such notice has been given to a Member may be forfeited by Supermajority Resolution of Directors for the benefit of the Company.

5.6	No dividend shall bear interest as against the Company.

6	REDEMPTION OF SHARES AND TREASURY SHARES

6.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted or required by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

12

6.2	The purchase, redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where:

(a)	the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his shares exchanged for money or other property of the Company, or

(b)	the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 176 or 179 of the Act.

6.3	Sections 60, 61 and 62 of the Act shall not apply to the Company.

6.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

6.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles (including, without limitation, the provisions of Regulation 2.2 of the Articles)) as the Company may by Resolution of Directors determine.

6.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of Directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

7	MORTGAGES AND CHARGES OF SHARES

7.1	Unless a Member agrees otherwise, a Member may by an instrument in writing mortgage or charge his Shares.

7.2	There shall be entered in the share register at the written request of the Member:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the share register.

7.3	Where particulars of a mortgage or charge are entered in the share register, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

13

7.4	Whilst particulars of a mortgage or charge over Shares are entered in the share register pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

8	MEETINGS AND CONSENTS OF MEMBERS

8.1	Any Director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the British Virgin Islands as the Director considers necessary or desirable. An AGM shall be held annually at such date and time as may be determined by the Directors. A meeting of the Members of the Company may, at the discretion of the Director calling the meeting, be held virtually.

8.2	Upon the written request of the Members entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Members.

8.3	The Director convening a meeting of Members shall give not less than 30 nor more than 60 days' written notice of such meeting to:

(a)	those Members whose names on the date the notice is given appear as Members in the share register of the Company and are entitled to vote at the meeting; and

(b)	the other Directors.

8.4	The Director convening a meeting of Members shall fix in the notice of the meeting the record date for determining those Members that are entitled to vote at the meeting.

8.5	A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 80 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

8.6	The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the meeting.

8.7	A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

8.8	The instrument appointing a proxy shall be produced before the time for holding the meeting at which the person named in such instrument proposes to vote.

14

8.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

[Company name]

I/We being a Member of the above Company HEREBY APPOINT ___________________________________________________ of ______________________________________________________ or failing him ___________________________________________________ of ___________________________________ to be my/our proxy to vote for me/us at the meeting of Members to be held on the _____ day of _____________ , 20____ and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this ________ day of ___________, 20____

________________

Member

8.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares then the vote of the joint owner whose name appears first (or earliest) in the share register in respect of the relevant Shares shall be recorded as the vote attributable to the Shares.

8.11	A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear one another.

8.12	A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting. If the Company has two or more classes of shares, a meeting may be quorate for some purposes and not for others. A quorum may comprise a single Member or proxy and then such person may pass a Resolution of Members and a certificate signed by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members.

15

8.13	If within two hours from the time appointed for the meeting of Members, a quorum is not present, the meeting, at the discretion of the Chairman of the Board of Directors shall either be dissolved or stand adjourned to a business day in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares entitled to vote or each class or series of Shares entitled to vote, as applicable, on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall either be dissolved or stand further adjourned at the discretion of the Chairman of the Board of Directors.

8.14	At every meeting of Members, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Members present shall choose one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair.

8.15	The person appointed as chairman of the meeting pursuant to Regulation 8.14 may adjourn any meeting from time to time, and from place to place. For the avoidance of doubt, a meeting can be adjourned for as many times as may be determined to be necessary by the Chairman, and a meeting may remain open indefinitely for as long a period as may be determined by the chairman.

8.16	At any meeting of the Members the chairman of the meeting is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll, then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company.

8.18	Any Member other than an individual may by resolution of its Directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual.

16

8.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded.

8.20	Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

9	DIRECTORS

9.1	The first Directors of the Company shall be appointed by the first registered agent within 30 days of the incorporation of the Company; and thereafter, the Directors shall be elected, subject to Regulation 9.2, by Resolution of Directors in accordance with Regulation 9.8 or by Resolution of Members.

9.2	Appointment Rights

(a)	for so long as Everix continues to hold not less than 50% of its Initial Holding, it shall be entitled to nominate and have appointed two Directors to the Board of Directors;

(b)	if Everix ceases to hold at least 50% of its Initial Holding but continues to hold at least 25% of its Initial Holding, it shall be entitled to nominate and have appointed one Director to the Board of Directors;

(c)	for so long as AF continues to hold not less than 50% of his Initial Holding, he shall be entitled to nominate and have appointed two Directors to the Board of Directors; and

(d)	if AF ceases to hold at least 50% of his Initial Holding but continues to hold not less than 25% of his Initial Holding, he shall be entitled to nominate and have appointed one Director to the Board of Directors, and any Directors nominated pursuant to this Regulation 9.2 shall be appointed by a Resolution of Directors.

9.3	No person shall be appointed as a Director of the Company unless they have consented in writing to act as a Director.

9.4	So long as any Ordinary Shares are listed on a Designated Stock Exchange, the Company shall have a minimum number of Independent Directors as required pursuant to the rules of such Designated Stock Exchange. The minimum number of Directors shall be one and there shall be no maximum number of Directors. The maximum number of Directors who may be in office from time to time shall be set from time to time by a Supermajority Resolution of Directors, provided that, so long as any Ordinary Shares are listed on a Designated Stock Exchange, such maximum number may not be less than the number of Independent Directors required pursuant to the rules of such Designated Stock Exchange plus the number of Directors that AF and Everix are together entitled to nominate pursuant to Regulation 9.2 above.

17

9.5	Each Director holds office for a term expiring at the Company's next AGM immediately following their appointment, or until their earlier death, resignation or removal, and can be re-elected for successive terms.

9.6	Any Director other than a Director appointed pursuant to Regulation 9.2 above may be removed from office with or without cause by a Resolution of Members passed at a meeting of Members called for the purposes of removing the Director or for purposes including the removal of the Director.

9.7	A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A Director shall resign forthwith as a Director if he is, or becomes, disqualified from acting as a Director under the Act.

9.8	Subject to Regulation 9.2, the Directors may at any time appoint any person to be a Director either to fill a vacancy or as an addition to the existing Directors. Where the Directors appoint a person as Director to fill a vacancy, the term shall expire at the Company's next AGM.

9.9	A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.10	The Company shall keep a register of Directors containing:

(a)	the names and addresses of the persons who are Directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a Director of the Company;

(c)	the date on which each person named as a Director ceased to be a Director of the Company; and

(d)	such other information as may be prescribed by the Act.

9.11	The register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of Directors.

9.12	The Directors, or if the Shares (or depository receipts therefore) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, any committee thereof, may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

9.13	A Director is not required to hold a Share as a qualification to office.

18

9.14	Prior to the consummation of any transaction:

(a)	with any Affiliate of the Company;

(b)	with any Member entitled to exercise appointment rights under Regulation 9.2 (for so long as such rights are exercisable by such Member) and any Affiliate of such Member;

(c)	with any other Member owning an interest in the voting power of the Company that gives such Member a significant influence over the Company and any Affiliate of such Member;

(d)	with any Director or executive officer of the Company and any relative of such Director or executive officer;

(e)	with any person in which a substantial interest in the voting power is owned, directly or indirectly, by a person referred to in Regulation 9.14(d), or over which such a person is able to exercise significant influence; or

(f)	where a Director, his nominating Members or any of his nominating Member’s Affiliates otherwise has an interest in the transaction (as determined by a majority of the members of the Board of Directors who do not have an interest in the transaction), such transaction must be approved:

(i)	in the case of a transaction that would otherwise require the approval of the Directors by a Resolution of Directors, by a majority of the members of the Board of Directors who do not have an interest in the transaction; or

(ii)	by a Supermajority Resolution of Directors,

in each case, with the disinterested directors being provided with access (at the Company's expense) to the Company's attorney or independent legal counsel, unless the disinterested directors determine that the terms of such transaction are no less favourable to the Company than those that would be available to the Company with respect to such a transaction from unaffiliated third parties.

10	POWERS OF DIRECTORS

10.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors of the Company. The Directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

10.2	Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

19

10.3	Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

10.4	The continuing Directors may act notwithstanding any vacancy in their body.

10.5	The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations in any form including but not limited to the form of a pledge or grant of any liens on any assets of the Company, its affiliates or otherwise and to secure indebtedness, liabilities or obligations whether of the Company or of any third party, other than in connection with working capital matters, provided that a Supermajority Resolution of Directors shall be required where the amount of any such indebtedness, liabilities or obligations to be incurred shall exceed 5% of the Revenue, save where such indebtedness, liabilities or obligations has been previously approved in the Strategy or the Business Plan.

10.6	Section 175 of the Act shall not apply to the Company.

10.7	Notwithstanding any other provision of the Memorandum or these Articles:

(a)	the following matters shall require the approval of the Directors by Resolution of Directors:

(i)	approval of the annual and interim consolidated accounts of the Group, approval of registration statements, annual and quarterly reports to be filed with the SEC;

(ii)	approval of the annual budget of the Group (provided that any matters contained therein that are required to be approved by a Supermajority Resolution of Directors shall require such approval), provided that, where the annual budget is brought before the Directors and any Director does not approve such annual budget (such Director, a Dissenting Director), that Dissenting Director shall have the option (but not the obligation) to initiate a formal review of that budget through a working group to comprise (a) all Dissenting Directors, (b) all independent non-executive Directors, (c) the Chief Executive Officer, and (d) the Chief Financial Officer, which working group may deliberate for up to 4 weeks before the budget is again presented to all Directors to be approved by Resolution of Directors;

(iii)	instituting, settling, or compromising any legal proceedings (other than debt recovery proceedings in the ordinary course of business) instituted or threatened against any Group Company or submitting to arbitration or alternative dispute resolution any dispute involving a Group Company, in each case with a value exceeding $1,000,000 (one million US dollars);

(iv)	taking any actions to dispose of any intellectual property rights of any Group Company, which are material for the Group (excluding, for the avoidance of doubt, (i) registering any new intellectual property, (ii) granting of any non-exclusive licenses, and (iii) disposal of any intellectual property in accordance with the approved Strategy and/or Business Plan); and

20

(v)	any Group Company guaranteeing the obligations of third parties or providing capital commitments for an amount in excess, per annum, of 0.5% of the Revenue; and

(b)	the following matters shall require the approval of the Directors by Supermajority Resolution of Directors:

(i)	any Group Company extending credit or making any advance or capital contribution to or in any third party (other than in connection with working capital matters or ordinary-course employee advances) for an amount in excess of 0.5% of the Revenue;

(ii)	the acquisition by any Group Company of share stakes in other companies (other than ordinary course treasury operations of the Group Company) or the acquisition of assets constituting a business, in each case where the value of such acquisition (whether completed in one transaction or a series of related transactions) exceeds $1,000,000 (one million US dollars);

(iii)	any Group Company entering into joint ventures with any person;

(iv)	any Group Company establishing or amending any profit-sharing, share-option or other similar incentive scheme for Directors, officers or employees, provided that issuance of awards or other compensation pursuant to any such scheme previously approved in accordance with this Regulation 10.7(b)(iv) shall not require a separate Supermajority Resolution of Directors;

(v)	the Company adopting the Strategy and Business Plan and any changes or modifications thereto, provided that, where the Strategy and Business Plan or any changes or modifications thereto, as applicable, are brought before the Directors and are not approved by a Dissenting Director, that Dissenting Director shall have the option (but not the obligation) to initiate a formal review of the Strategy and Business Plan or any changes or modifications thereto, as applicable, through a working group to comprise (a) all Dissenting Directors, (b) all independent non-executive Directors, (c) the Chief Executive Officer, and (d) the Chief Financial Officer, which working group may deliberate for up to 4 weeks before the Strategy and Business Plan or any changes or modifications thereto, as applicable, are again presented to all Directors to be approved by Supermajority Resolution of Directors;

(vi)	any sale of all or substantially all of the business or assets of the Group;

(vii)	any other actions requiring the approval of the Directors by Supermajority Resolution of Directors pursuant to Regulations 2.2, 5.1, 5.2, 9.4, 10.5 or 13.6 (to the extent that Regulation 13.6 requires a Supermajority Resolution of Directors) or clause 11.1 of the Memorandum.

21

11	PROCEEDINGS OF DIRECTORS

11.1	Any one Director of the Company may call a meeting of the Directors by sending a written notice to each other Director, including by email having obtained electronic delivery confirmation thereof.

11.2	The Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides.

11.3	A Director is deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

11.4	A Director shall be given not less than five days' notice of meetings of Directors, but a meeting of Directors held without five days' notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

11.5	A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of Directors, unless there are only two Directors in which case the quorum is two, provided that in each case where pursuant to Regulation 9.14 or Regulation 14.3 the Board of Directors determines that a Director has an interest in a transaction, such Director shall be excluded from the concept of the “total number of Directors” for purposes of interpreting this Regulation 11.5.

11.6	If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Members. In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.7	At meetings of Directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the Directors present shall choose one of their number to be chairman of the meeting. If the Directors are unable to choose a chairman for any reason, then the oldest individual Director present shall take the chair.

11.8	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Supermajority Resolution of Directors, a Resolution of Directors or a resolution of a committee of Directors consented to in writing by the requisite majority of the Directors, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director necessary to reach the requisite majority has consented to the resolution by signed counterparts.

22

12	COMMITTEES

12.1	The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2	The Directors have no power to delegate to a committee of Directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint Directors;

(e)	to appoint an agent of the Company;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or to approve a liquidation plan.

12.3	Regulations 12.2(b) and (c) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4	The meetings and proceedings of each committee of Directors consisting of 2 or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee, and provided that any resolutions to be passed by such committee shall, in all circumstances, require only a simple majority of the members of the committee entitled to vote thereon.

13	OFFICERS AND AGENTS

13.1	The Company may by Resolution of Directors appoint a Chief Financial Officer and a Chief Operating Officer of the Company. The Company may by Supermajority Resolution of Directors appoint a Chief Executive Officer.

13.2	The Chief Executive Officer shall be entitled to appoint other officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a president, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

23

13.3	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of Directors and Members, the Chief Executive Officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the Chief Executive Officer but otherwise to perform such duties as may be delegated to them by the Chief Executive Officer, the secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.4	The emoluments of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer shall be fixed by Resolution of Directors. The emoluments of all other officers shall be fixed by the Chief Executive Officer.

13.5	The officers of the Company shall hold office until their death, resignation or removal (including as a result of an expiration of a contract, resignation or any other type of voluntary or involuntary termination). Any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors, except that the Chief Executive Officer may only be removed by a Supermajority Resolution of Directors. Any vacancy occurring in the office of Chief Executive Officer may be filled by a Supermajority Resolution of Directors. Any vacancy occurring in the office of Chief Financial Officer or Chief Operating Officer of the Company may be filled by Resolution of Directors. Any vacancy occurring in any other office may be filled by a person appointed by the Chief Executive Officer pursuant to Regulation 13.2.

13.6	The Directors may, by a Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that (i) no agent shall have any power or authority with respect to the matters specified in Regulation 12.2, and (ii) the appointment of an agent with a power or authority in respect of any of the matters specified in Regulation 10.7(b) shall always require a Supermajority Resolution of Directors. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14	CONFLICT OF INTERESTS

14.1	Interests of any kind, whether direct or indirect, of a Director, his nominating Member or any of his nominating Member’s Affiliates in any transaction entered into or pursued by any Group Company must be fully disclosed to the other Directors of the Company in all material respects at the first opportunity at a meeting of the Board of Directors and prior to any discussion of, or voting on, such transaction. Without prejudice to the generality of the foregoing, a director shall not be taken to have an interest in a transaction solely on the basis that he, his nominating Member or any of his nominating Member’s Affiliates, operate in the same industry or sector as the Company.

24

14.2	For the purposes of Regulation 14.1, a disclosure to all other Directors of not less than:

(i)	(A) a Director is a member (or otherwise a direct or indirect, beneficial or legal equityholder), director, officer or otherwise an interested party with respect to the Group Company’s counterparty to a transaction or has a fiduciary relationship with respect to such counterparty and (B) a reasonably detailed disclosure of any such interest identified in sub-part (A) above; or

(ii)	a Director, his nominating Member or any of his nominating Member’s Affiliates is, directly or indirectly, evaluating or pursuing the same or a substantially similar transaction to be entered into or pursued by the Group Company, or any alternative transaction which would have the effect of preventing or materially delaying the transaction to be entered into or pursued by the Group Company, in each case, shall be required as a disclosure of interest in relation to the transaction to be entered into or pursued by the Group Company.

14.3	In furtherance and not in limitation of Regulation 9.14, if a majority of the members of the Board of Directors who do not have an interest in a transaction entered into or pursued by the Group Company determine that a Director may be regarded as interested in a transaction (including by virtue of a direct or indirect interest of his nominating Member or any of his nominating Member’s Affiliates in the transaction, and whether as a result of a declaration made pursuant to Regulation 14.1 or otherwise), such Director may not vote on a matter relating to that transaction or participate in any Board of Directors discussions or considerations thereof and, notwithstanding anything herein to the contrary, would not be needed for the purposes of a quorum.

14.4	So long as, where it is necessary, he declares the nature of his interest in a transaction entered into or pursued by the Group Company in accordance with Regulation 14.1, complies with the provisions of Regulation 14.3 and Regulation 9.14 and subject to compliance with the Act, a Director shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15	INDEMNIFICATION

15.1	Subject to the limitations set out in the Act, the Company may at any time enter into one or more indemnification agreements with any person who:

(a)	may be a party or may be threatened to be made a party to any proceeding (howsoever defined in the relevant agreement) by reason of the fact that such person is or was a Director, officer, employee, contractor, or adviser of the Company; or

(b)	is or was, at the request of the Company, serving as a Director of, or in any other capacity is or was acting for, another Enterprise.

15.2	The Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any person who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in these Articles.

25

16	RECORDS

16.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the share register, or a copy of the share register;

(c)	the register of Directors, or a copy of the register of Directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

16.2	If the Company maintains only a copy of the share register or a copy of the register of Directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original share register or the original register of Directors is kept.

16.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)	minutes of meetings and Resolutions of Members and classes of Members;

(b)	minutes of meetings and Resolutions of Directors and committees of Directors; and

(c)	an impression of the Seal, if any.

16.4	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.5	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

26

17	REGISTERS OF CHARGES

17.1	The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18	CONTINUATION

The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

19	SEAL

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument, and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20	ACCOUNTS AND AUDIT

20.1	The Company shall keep records that are sufficient to show and explain the Company's transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2	The Company may by Resolution of Members call for the Directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

27

20.3	The Company may by Resolution of Members call for the accounts to be examined by auditors.

20.4	If the Shares are listed or quoted on a Designated Stock Exchange that requires the Company to have an audit committee, the Directors shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.

20.5	If the Shares are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and, if required, shall utilise the audit committee for the review and approval of potential conflicts of interest.

20.6	If applicable, and subject to applicable law and the rules of the SEC and the Designated Stock Exchange:

(a)	at the AGM or at a subsequent general meeting in each year, the Members shall appoint an auditor who shall hold office until the Members appoint another auditor. Such auditor may be a Member, but no Director or officer or employee of the Company shall during, his continuance in office, be eligible to act as auditor;

(b)	a person, other than a retiring auditor, shall not be capable of being appointed auditor at an AGM unless notice in writing of an intention to nominate that person to the office of auditor has been given not less than ten days before the AGM and furthermore the Company shall send a copy of such notice to the retiring auditor; and

(c)	the Members may, at any meeting convened and held in accordance with these Articles, by resolution remove the auditor at any time before the expiration of his term of office and shall by resolution at that meeting appoint another auditor in his stead for the remainder of his term.

20.7	The remuneration of the auditors shall be fixed by Resolution of Directors in such manner as the Directors may determine or in a manner required by the rules and regulations of the Designated Stock Exchange and the SEC.

20.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be otherwise given to the Members.

20.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

28

20.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company's profit and loss account and balance sheet are to be presented.

21	NOTICES

21.1	Any notice, information or written statement to be given by the Company to Members may be given by personal service by mail, facsimile or other similar means of electronic communication, addressed to each Member at the address shown in the share register.

21.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22	VOLUNTARY WINDING UP AND BANKRUPTCY FILINGS

The Company may by a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of at least 85% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted or by a Supermajority Resolution of Directors appoint a voluntary liquidator or initiate any dissolution, bankruptcy filing or similar action of any Group Company.

29

We, Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, for the purpose of incorporating a BVI business company under the laws of the British Virgin Islands hereby sign these Articles of Association.

Dated the 27th day of January 2021

Incorporator

Signed for and on behalf of Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands

/s/ Toshra Glasgow
Signature of authorised signatory

Toshra Glasgow
Print name

30